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                                                                    Exhibit (14)

                          Independent Auditors' Consent

To the Board of Trustees of
 HSBC Investor Funds:

We consent to the use of our report dated December 16, 2002, with respect to the financial statements of the HSBC Investor Funds, incorporated herein by reference.


/s/ KPMG LLP

Columbus, Ohio
August 21, 2003